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                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS AGREEMENT, dated as of January 1, 1996, is made by and between OPTA FOOD INGREDIENTS, INC., a Delaware corporation (the "Company"), and LEWIS C. PAINE, III (the "Employee").

     1.   FREEDOM TO CONTRACT.

     The Employee represents that he is free to enter into this Agreement, and that he has not made and will not make any agreements in conflict with this Agreement. The Employee will not, and the Company will not require the Employee to, disclose to the Company, or use for the Company's benefit, any trade secrets or confidential information now or hereafter in the Employee's possession which is the property of any other party.

     2.   EMPLOYMENT.

     The Company hereby employs the Employee, and the Employee hereby accepts his employment by the Company, upon the terms and conditions set forth herein.

     3.   EFFECTIVE DATE AND TERM.

     This Agreement shall take effect as of January 1, 1996 (the "Effective Date"), and shall continue in full force and effect for twelve (12) months, expiring on December 31, 1996, unless terminated prior to such time in accordance with the provisions of this Agreement.

     4.   TITLE AND DUTIES.

     The Employee shall promote the business and affairs of the Company as President and Chief Executive Officer of the Company, with responsibility for performing such duties consistent with such position as the Board of Directors of the Company may from time to time designate. Without limiting the generality of the foregoing, the Employee shall be responsible for both strategy and day-to-day operations and shall emphasize maintaining the continuity of the executive team. Except as otherwise provided in this Agreement and except for vacations and absences due to temporary illness, the Employee shall devote his full time and efforts to the business and affairs of the Company; provided that, with the Company's prior written consent, the Employee may engage in such other business activities outside the scope of his employment hereunder as in the reasonable judgment of the Company will not materially adversely affect the Employee's ability to perform his obligations under this Agreement.

     5.   COMPENSATION AND FRINGE BENEFITS.

     5.1  Base Salary.  In consideration of the services rendered by the
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Employee under this Agreement, the Company shall pay the Employee a base salary
(the "Base Salary") at the rate of One Hundred Ninety Thousand Dollars ($190,000) per annum from the Effective Date of this Agreement through December 31, 1996, payable in accordance with the Company's normal payroll practices as in effect from time to time.


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     5.2  Loan Forgiveness.  The Company has made a bridge loan in the amount of
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$100,000 (the "Bridge Loan") to the Employee. Notwithstanding any prior agreement with respect to the repayment of the Bridge Loan, the Company agrees that, so long as the Employee remains employed by the Company, it will forgive the principal amount of the Bridge Loan in five (5) annual installments of 20% each on January 8, 1994, 1995, 1996, 1997 and 1998. The Company and the Employee acknowledge and agree that as of the date hereof 40% of the Bridge Loan has been forgiven pursuant to the foregoing schedule. In addition, in the event the Company terminates the employment of Employee other than for cause (as defined in Section 6.1(c) hereof the Agreement) any remaining principal of the Bridge Loan will be due and payable on the first anniversary of the date of termination of Employee's employment.

     5.3  Fringe Benefits. The Employee shall be entitled to such life
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insurance, health insurance and other employee fringe benefits as may be offered or generally made available by the Company to its executive officers from time to time.

     5.4  L.A. Condo Loss Reimbursement.  The Company shall reimburse the
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Employee for reasonable out-of-pocket costs and any loss relating to his sale of his Santa Monica, California condominium, an amount up to but not exceeding
Fifty Thousand ($50,000) upon the Employee's reasonable substantiation of an itemized account for such expenses and/or loss paid or incurred by the Employee. In addition, the Company shall pay to the Employee the amount of the federal and state income taxes payable by the Employee with respect to the payments under this Section 5.4.

     5.5  Performance Bonus.  In addition to his Base Salary, upon the
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attainment of performance goals to be mutually agreed upon between the Board of
Directors and the Employee, the Employee shall be entitled to a cash bonus. The Board of Directors (or a compensation committee thereof) shall, as soon as practicable after December 31, 1996, evaluate the attainment of the performance goals and determine the amount of any performance bonus payable hereunder. Any such performance bonus shall be due and payable within one hundred twenty (120) days after the end of the year to which it relates.

     6.   TERMINATION.

     6.1  Termination of Employment. The Employee's employment hereunder shall
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terminate upon the Employee's death or Permanent Disability. For purposes of this Agreement, "Permanent Disability" shall mean the Employee's inability to perform his duties hereunder for a continuous period of three (3) months by reason of his physical or mental illness or incapacity. In the event of any dispute concerning the existence of a Permanent Disability, such question shall be determined by a licensed physician selected by the Company and reasonably acceptable to the Employee, whose determination shall be final and binding upon the parties. The Employee shall submit to such examinations and furnish such information as such physician may reasonably request. The Employee's employment hereunder may also be terminated as follows:

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     (a) By the Employee at any time upon at least ninety (90) days prior written notice to the Company; or

     (b) By the Company at any time upon at least ninety (90) days prior written notice to the Employee; or

     (c) By the Employer at any time for cause, including but not limited to:

               (i) the Employee's gross negligence or willful misconduct with respect to the business and affairs of the Company; or

               (ii) the Employee's material breach of this Agreement not cured within ten (10) days after receipt of written notice thereof from the Company; or

               (iii) the commission by the Employee of an act involving moral turpitude or fraud; or

               (iv) the Employee's conviction of any felony.

The provisions of Sections 6.2, 7, 8, 9, and 10 shall survive any termination of the Employee's employment hereunder and shall continue in effect until such time as all obligations of the parties described therein have been satisfied.

     6.2  Compensation Following Termination; Severance Pay.
          --------------------------------------------------

     (a) If the Employee voluntarily terminates his employment hereunder pursuant to Section 6.1(a) hereof, or if such employment is terminated by the death or Permanent Disability of the Employee, or if the Company terminates the employment of the Employee pursuant to Section 6.1(b) hereof, the Employee shall be entitled to severance pay in an amount equal to one times his Base Salary (as in effect on the date upon which he ceases to be employed hereunder (the "Employment Termination Date")), payable in equal monthly installments, provided
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that the Employee shall use reasonable efforts to secure new employment at a level of responsibility substantially equivalent to his responsibilities hereunder (as in effect on the Employment Termination Date) and provided,
                                                                --------
further, that upon such new employment of the Employee, the Employee's right to
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severance pay hereunder shall terminate. In addition, the Employee shall be entitled to the fringe benefits provided hereunder for the period during which he is receiving severance payments as provided in the foregoing sentence.

     (b) If the Company terminates the employment of the Employee for cause pursuant to Section 6.1(c) hereof, the Employee shall not be entitled to compensation or fringe benefits hereunder beyond the Employment Termination Date.

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     7.  INTELLECTUAL PROPERTY MATTERS.

     7.1  Inventions.  All discoveries, inventions, improvements, techniques,
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trademarks and innovations, whether or not patentable or subject to copyright protection (including all data and records pertaining thereto), which the Employee may invent, discover, originate or make during the term of his employment with the Company either alone or with others and whether or not during working hours or by the use of facilities of the Company, and which relate to, or are, or may likely be useful in connection with the business of the Company ("Inventions"), shall be the exclusive property of the Company. The Employee shall promptly and fully disclose Inventions to the Company and shall promptly record Inventions in such form as the Company may request.

     7.2  Assignments. The Employee shall assign to the Company all right, title
          ------------
and interest to all Inventions reduced to writing, drawings or practice by or for the Employee during the term of his employment. The Employee shall execute upon the Company's request at any time, and at the Company's sole expense, any applications, assignments and other documents that the Company may deem necessary or desirable to protect or perfect its rights including any patent rights in Inventions, and shall assist the Company, at the Company's sole expense, in obtaining, defending and enforcing its rights hereon. The Employee hereby appoints the Company his attorney-in-fact for purposes of effecting any or all of the foregoing.

     7.3  Confidential Information. The Employee acknowledges that all
          -------------------------
information acquired by the Employee from the Company, its customers, suppliers or others, or developed by the Employee alone or in conjunction with others during the term of his employment with the Company which relates directly or indirectly to the present or potential business of the Company, including any ideas, formulae, processes, know-how, data, test results, raw materials, prospective products or services, techniques, models, computer programs, plans, schedules, sketches, notebooks, drawings, process sheets, customer or supplier lists, and financial information ("Confidential Information"), is a valuable and unique asset of the Company for the Company's sole benefit. The Employee shall not, at any time during or after the term of his employment, use for himself or others, or disclose or communicate to any person, firm, corporation, association, or other entity for any reason or purposes whatsoever (other than to Directors, officers and employees of the Company in the regular course of the Company's business or to others subject to appropriate confidentiality restrictions), any Confidential Information without the prior written consent of the Company; provided, however, that the confidentiality and nondisclosure
             --------  --------
provisions of this Section 7.3 shall not apply to (i) a disclosure of any Confidential Information which, as of the time of such disclosure, shall have previously become a part of the public knowledge through no fault of the Employee, (ii) a disclosure of Confidential Information by the Employee to a governmental entity in fulfillment of a legal obligation of the Employee or the Company to such governmental authority, (iii) Confidential Information that the Employee can establish was lawfully in his possession at the time of disclosure by the Company, and (iv) Confidential Information which the Employee lawfully receives from a third party, provided, however, that such Confidential Information was not obtained by said third party directly or indirectly from the Company.

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     7.4  Proprietary Items. All originals, copies and summaries of manuals,
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memoranda notes, photographs, notebooks, records, reports, plans, drawings and other documents or items of any kind concerning any matters affecting or relating to the present or potential business of the Company, whether or not they contain Confidential Information, are, and shall continue to be, the property of the Company, and all of such documents or items in the possession or control of Employee shall be delivered to the Company by the Employee immediately upon the Company's request or termination of the Employee's employment hereunder.

     8.   AGREEMENT NOT TO COMPETE.

     In view of the unique nature of the business of the Company and the need of the Company to maintain its competitive advantage in the industry through the protection of its trade secrets and proprietary information, the Employee agrees that during the term of his employment with the Company and for a period of one
(1) year thereafter, the Employee shall not, directly or indirectly, within the United States of America or its territories or possessions, or within any other country in which the Company conducts or plans to conduct its business or distributes any of its products or renders any services (determined in each case as of the Employment Termination Date), engage in business with, own an interest in, be employed by, or consult or advise for, any person or entity (except as a holder of not more than a five percent (5%) equity interest in a publicly-traded entity) which engages in significant activities in competition with the business of the Company, provided that the foregoing shall not preclude the Employee's
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employment by any multi-divisional employer having a division which engages in activities in competition with the business of the Company so long as the Employee shall not be involved in the operations or management of such competitive division. If at any time the foregoing provisions shall be deemed to be invalid or unenforceable or are prohibited by the laws of the state or place where they are to be performed by reason of being vague or unreasonable as to duration or place of performance, this section shall be considered divisible and shall become and be immediately determined to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement; and the Employee and the Company expressly agree that this section, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein. The Employee further agrees that he shall not solicit any other employee of or consultant or advisor to, or client, supplier customer or partner of the Company to terminate or modify his or her relationship with the Company for a period of at least one (1) year after the Employment Termination Date.

     9.   REMEDIES.

     The Company and Employee agree and acknowledge that the rights and obligations set forth under this Agreement are of a unique and special nature and that the Company is, therefore, without an adequate legal remedy in the event of Employee's violation of the covenants set forth in this Agreement. The Company and Employee agree, therefore, that the covenants made by the Employee under this Agreement shall be specifically enforceable in equity, in addition to all other rights and remedies, at law or in equity or otherwise (including

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termination of employment) that may be available to the Company. Such remedies may be sought in any court of competent jurisdiction.

     10.  PROVISIONS OF GENERAL APPLICATION.

     10.1  Disputes.  Except as provided in Section 9, in the event of any
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dispute touching or concerning this Agreement, the parties will submit to the exclusive jurisdiction and venue of any court of competent jurisdiction sitting in Suffolk County, Massachusetts and the parties agree to comply with all requirements necessary to give such court jurisdiction over the parties and the controversy.

     10.2  Governing Law. This Agreement and the rights and obligations of the
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parties hereunder shall be construed, interpreted and determined in accordance with the laws of The Commonwealth of Massachusetts.

     10.3  Counterparts. This Agreement may be executed in any number of
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counterparts, each of which shall be an original and all of which, taken together, shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     10.4  Other Agreements.  This Agreement represents the entire understanding
           -----------------
and agreement between the parties as to the subject matter hereof and supersedes all prior or concurrent oral or written agreements relating thereto.

     10.5  Amendment. This Agreement may be amended only by a written instrument
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executed in one or more counterparts by the parties hereto.

     10.6  Waiver. No consent to or waiver of any breach or default in the
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performance of any obligation hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligation hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of the duration of such failure, shall not constitute a waiver of rights hereunder and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving the breach or default hereunder.

     10.7  Assignment. This Agreement shall be binding upon and inure to the
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benefit of the parties hereto and their successors and assigns. This Agreement may be assigned by the Company to any Affiliate (as hereinafter defined) and to a successor of its business to which this Agreement relates (whether by purchase or otherwise). For purposes of this Agreement, "Affiliate" shall mean any person or entity which, directly or indirectly, controls or is controlled by or is under common control with the Company and, for the purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether though the ownership of voting securities or holding of office in another, by contract or otherwise. The Employee may not assign or transfer any of his rights or obligations under this Agreement.

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

     10.8  Headings.  The headings of sections and subsections of this Agreement
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have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement or to affect the meaning of any of its provision.

     10.9  Severability. If any provision of this Agreement shall, in whole or
           -------------
in part, prove to be invalid for any reason, such invalidity shall affect only the portion of such provision which shall be invalid, and in all other respects this Agreement shall stand as if such invalid provisions, or the invalid portion thereof, had not been a part hereof.

     10.10.  Notices and Other Communications.  All notices and other
             ---------------------------------
communications required hereunder shall be in writing and delivered or sent by certified or registered mail, return receipt requested (a) if to the Employee, at 90 Sears Road, Wayland, MA 01778; and (b) if to the Company, at 25 Wiggins Avenue, Bedford, Massachusetts 01730, or to such other persons or addresses as the parties hereto may specify by a written notice to the other from time to time. Such notices shall be effective four (4) business days after so mailed or, if earlier, upon actual receipt.

     IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized officer, and by the Employee, as of the date first above written.

OPTA FOOD INGREDIENTS, INC.                 EMPLOYEE:


By: /s/ Anthony B. Evnin                /s/ Lewis C. Paine, III
    ------------------------            ------------------------
Name:   Anthony B. Evnin                    Lewis C. Paine, III
Title: Director and Member of
       Compensation Committee

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